UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	1-33732	26-1384892

(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey	07001

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (732) 499-7200
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 30, 2009, the Compensation Committee of the Board of Directors of Northfield Bancorp, Inc. (the Company) approved, and the Board of Directors ratified, the granting of awards of restricted stock and stock options to the “Named Executive Officers” of the Company listed below:

	Number of Shares
Executive Officer	of Restricted Stock	Number of Options
John W. Alexander	168,000	421,250
Steven M. Klein	78,300	205,500
Kenneth J. Doherty	73,000	192,000
Michael W. Widmer	60,000	157,750
Madeline G. Frank	13,300	26,500
The grants were made in accordance with the terms of the 2008 Equity Incentive Plan (the Plan), which was approved by the stockholders at the December 17, 2008, special meeting of stockholders. All of the options vest in equal installments over a five-year period, commencing one year from the date of the grant (January 30, 2009) and have an exercise price of $9.94 per share, which was the final reported sales price of the Company’s common stock on January 30, 2009, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant. The vesting of the options and restricted stock awards accelerate (in accordance with the terms of the Plan) on death, disability, retirement, or involuntary termination of employment following a change in control. The grants have other terms and conditions consistent with the 2008 Equity Incentive Plan. Including the options and restricted stock granted with respect to the above-named officers, a total of 582,700 shares of restricted stock and 1,478,900 options were granted to officers and employees of the Company.
Each outside director of the Company was granted 27,750 shares of restricted stock and an option to purchase 69,300 shares of common stock. The options vest in equal installments over a five-year period, commencing one year from the date of the grant (January 30, 2009) and have an exercise price of $9.94 per share, which was the final reported sales price of the Company’s common stock on January 30, 2009, the date of the grant. The restricted stock awards also vest in equal installments over a five-year period, commencing one year from the date of the grant. The vesting of the options and restricted stock awards accelerate upon death, disability, or involuntary termination of service following a change in control. The grants have other terms and conditions consistent with the 2008 Equity Incentive Plan. A total of 249,750 shares of restricted stock and 623,700 options were granted to outside directors of the Company.
Forms of award agreements will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

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Item 9.01. Financial Statements and Exhibits.
     Not Applicable.

Exhibit No.	Description

None

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: February 3, 2009	By:	/s/ Steven M. Klein
Steven M. Klein
Executive Vice President and Chief Financial Officer

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